SUBLEASE

      THIS AGREEMENT, MADE AND ENTERED INTO THIS 1st DAY OF AUGUST, 1999, BY AND BETWEEN SUBLESSEE AUTOMAX USA, INC. WHOSE ADDRESS IS 813 NORTH MILITARY TRAIL, WEST PALM BEACH, FL 33415, AND LESSEE MICHAEL PARKOFF AND ANDREA PARKOFF WHOSE ADDRESS IS 3100 SOUTH OCEAN AVE., PALM BEACH, FL 33480.

                                   WITNESSETH:

      SUBLESSEE LEASES FROM THE LESSEE TUE PREMISES LOCATED A7 216 NORTH MILITARY TRAIL, WEST PALM BEACH, FLORIDA 33415 UNDER THE SAME TERMS AND CONDITIONS AS SET FORTH IN THE MASTER LEASE DATED AUGUST 1, 1999, A COPY OF WHICH IS ATTACHED AS SCHEDULE A.


                                               /s/ Kenneth Wulwick
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WITNESS                                        KENNETH WULWICK, PRESIDENT
                                               AUTOMAX USA, INC

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WITNESS

                                               /s/ Andrea Parkoff
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WITNESS                                        ANDREA PARKOFF


                                               /s/ Michael Parkoff
----------------------                         --------------------------
WITNESS                                        MICHAEL PARKOFF


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WITNESS